Exhibit 10.85

SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE OF PARTNERSHIP INTERESTS (the "Amendment") is dated as of February 9, 2005 by and among Hudson Street Owners Limited Partnership I, a Delaware limited partnership (“Hudson I”), Hudson Street Owners Limited Partnership II, a Delaware limited partnership (“Hudson II”), Hudson Street Owners SPE, Inc., a Delaware corporation (“Hudson SPE”) and Hudson Street Owners SPE II, Inc, a Delaware corporation (“Hudson SPE II”) (individually, a "Seller" and collectively, the "Sellers") and MC Hudson Holding L.L.C., a New Jersey limited liability company ("Purchaser I") and MC Hudson Realty L.L.C., a New Jersey limited liability company ("Purchaser II”) (individually, a "Purchaser" and collectively, the "Purchasers").

BACKGROUND

A.  Purchasers and Sellers have entered into that certain Agreement of Purchase and Sale of Partnership Interests dated as of November 23, 2004, which agreement has been amended by (i) that certain First Amendment to Agreement of Purchase and Sale dated December 23, 2004 and (ii) that certain letter agreement (the “Labor Letter”) dated as of December 28, 2004 (the agreement, as amended, is hereinafter referred to, collectively, as the “Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement; and

B.  Purchasers and Sellers desire to modify the Agreement in accordance with their terms and conditions set forth below.

AGREEMENTS

The parties hereto, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby agree:

1.                 In connection with the defeasance (the “Defeasance”) of the Loan (as hereinafter defined) Sellers are causing Owners to enter into those documents listed on Schedule A attached hereto and made a part hereof (collectively, the “Defeasance Documents”). Purchasers hereby acknowledge receipt of the Defeasance Documents and consent to the execution thereof by Owners; provided, however, the Loan Defeasance Report to be prepared by Grant Thornton has not been finalized and will not be subject to the review or approval of Purchasers. In the event that Owners are required or requested to execute any additional documents in connection with the defeasance of the Loan, Purchasers agree to not unreasonably withhold, condition or delay their consent to the execution of such documents by Owners. The term “Loan” shall mean that certain loan made as of December 31, 1996, made by Nomura Asset Capital Corporation (“Original Lender”) to Owners in the original principal amount of $135,000,000, which Loan has been assigned from Original Lender to LaSalle Bank National Association, as Trustee for the Asset Securitization Corporation Commercial Mortgage Pass-Through Certificates, Series 1997-MD VII (“Current Lender”).

2.              Sellers agree to indemnify and hold Owners, Purchasers and Purchaser Indemnified Parties harmless from and against, and agree to reimburse Owners, Purchasers and Purchaser Indemnified Parties with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs) suffered or incurred by Owners, Purchasers or Purchaser Indemnified Parties relating directly or indirectly to the Defeasance Documents excluding, however those claims, demands, causes of action, losses, damages, liabilities, costs and expenses relating directly or indirectly to the Defeasance Documents that arise from the actions of Purchasers or Owners to the extent Purchasers directed or caused Owners to take such actions; provided, however, Sellers’ aggregate liability for any claims, demands, causes of action, losses, damages, liabilities, costs and expenses arising or related to the Defeasance Documents shall be limited to the then-balance of the Post-Closing Funds maintained with Escrow Agent and the terms of revised Section 2.5 below shall govern Sellers’ liability with respect to any Defeasance Claim (as hereinafter defined). Purchasers agree to indemnify and hold Sellers and Seller Indemnified Parties harmless from and against, and, agree to reimburse Sellers and Seller Indemnified Parties with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs) suffered or incurred by Sellers or Seller Indemnified Parties relating directly or indirectly to the Defeasance Documents to the extent that such claims, demands, causes of action, losses, damages, liabilities, costs and expenses arise from the actions of Purchasers or Owners to the extent Purchasers directed or caused Owners to take such actions; provided, however, Purchasers’ aggregate liability for any claims, demands, causes of action, losses, damages, liabilities, costs and expenses arising or related to the Defeasance Documents shall be limited to (i) with respect to any Defeasance Claim asserted by Sellers during the period between the date of Closing and the date which is one hundred and eighty (180) days after the Closing Date, Eight Million ($8,000,000) Dollars and (ii) with respect to any Defeasance Claim asserted by Sellers during the period between the date which is one hundred and eighty (180) days after the Closing Date and the Defeasance Payoff Date (as hereinafter defined), Six Million ($6,000,000) Dollars; provided, however in no event shall Purchasers’ aggregate liability for all Defeasance Claims exceed Eight Million ($8,000,000) Dollars. For the purposes of this Amendment, the bankruptcy or insolvency of Purchasers, Owners, or their successors-in-interest at any time after the Closing Date shall be deemed to be an “action” of Purchasers. The term “Defeasance Claim” shall mean any claim or demand made by any party relating to the other party’s indemnity obligations with respect to the Defeasance Documents. Upon the Defeasance Payoff Date, Purchasers and Sellers shall have no further direct or indirect liability to each other under the Agreement or the Defeasance Documents with respect to any Defeasance Claims, except with respect to Defeasance Claims properly asserted in writing prior to such date.

3.              The last paragraph in Section 2.5 of the Agreement is hereby deleted in its entirety and the following paragraph is inserted in its place and stead:

At Closing, Sellers shall direct Escrow Agent to place Eight Million ($8,000,000) Dollars (the “Post Closing Funds”) of the Purchase Price in escrow, to be held in accordance with the terms of this Agreement and the Escrow Agreement, to be available to pay any post-Closing obligations of any Seller under this Agreement or any closing document hereunder as further detailed below. In the event that unresolved written claims or demands exceeding Six Million ($6,000,000) Dollars in the aggregate (“$6,000,000 Excess Claims”) have not been made by Purchasers prior to the date which is one hundred and eighty (180) days after the Closing Date, then Purchasers and Sellers shall direct the Escrow Agent to deliver to Sellers Two Million ($2,000,000) Dollars from the Post Closing Funds. In the event that Purchasers fail, within five (5) business days after request by Sellers to authorize delivery of such funds, to either (i) deliver to Escrow Agent a notice authorizing the delivery of such funds to Sellers or (ii) deliver a notice to Escrow Agent and Sellers stating that Purchasers have made $6,000,000 Excess Claims prior to such one hundred and eightieth (180th) day which remain outstanding as of such date, then Sellers shall have the unilateral right to direct Escrow Agent to release such Two Million ($2,000,000) Dollars to Sellers; provided that Sellers shall provide Purchasers with a copy of any such notice delivered to Escrow Agent. In the event that no Defeasance Claims have been made by Purchasers prior to the Defeasance Payoff Date, then Purchasers and Sellers shall direct the Escrow Agent to deliver to Sellers the balance of the Post Closing Funds. In the event that Purchasers fail, within five (5) business days after request by Sellers to authorize the release of the remaining Post Closing Funds, to either (i) deliver to Escrow Agent a notice authorizing the delivery of the balance of the Post Closing Funds to Sellers or (ii) deliver a notice to Escrow Agent and Sellers stating that Purchasers have made a Defeasance Claim prior to the Defeasance Payoff Date which claim remains outstanding as of such date, then Sellers shall have the unilateral right to direct Escrow Agent to release the balance of the Post Closing Funds to Sellers; provided, that Sellers shall provide Purchasers with a copy of any such notice delivered to Escrow Agent. In the event that a Defeasance Claim has been made by Purchasers prior to the Defeasance Payoff Date, such Defeasance Claim remains unresolved, and such Defeasance Claim is for less than the remaining balance of the Post Closing Funds, then Purchasers and Sellers shall authorize Escrow Agent to release to Sellers the difference obtained by subtracting the claimed amount due from the balance of the Post Closing Funds. In the event of any disputes regarding the release of the Post Closing Funds, such disputes shall be subject to arbitration in accordance with Section 7 of the Escrow Agreement. Notwithstanding anything to the contrary set forth herein, Sellers and Purchasers agree that Purchasers’ sole and exclusive post-Closing recourse for a breach of a representation, warranty or covenant (including, without limitation, for any attorneys’ fees and costs and the breach of any Entity Representation or any Defeasance Claim) shall, subject to any additional limitations set forth herein, be limited to the then balance of the Post-Closing Funds maintained with Escrow Agent. In the case of the representations and warranties made in (I) subsections (a) through and including (h), (p), (x), and (aa) through and including (cc) of Section 2.1, (II) subsections (a) through and including (e), (h), and (j) of Section 2.2, (III) subsections (a) through and including (e) and (h) of Section 2.3, and (IV) subsections (a) through and including (e) and (h) of subsection 2.4 (collectively, the “Entity Representations”), Sellers’ and Owners’ liability for a post-Closing breach of any Entity Representations (including, without limitation, any attorneys’ fees and costs) that is first asserted after the first anniversary of the Closing Date but before the date that is eighteen (18) months after the Closing Date, shall be limited to the lesser of (i) Four Million ($4,000,000) Dollars and (ii) the then balance of the Post-Closing Funds maintained with Escrow Agent. Sellers and Owners shall have no liability or obligation with respect to claims first asserted after the first anniversary of the Closing Date but before the date that is eighteen (18) months after the Closing Date except (i) as provided in Section 11.4 below, (ii) with respect to any Defeasance Claims and (iii) with respect to any breach of an Entity Representation. Upon the eighteenth (18) month anniversary of the Closing Date, Sellers and Owners shall have no further direct or indirect liability under this Agreement or otherwise other than (i) for claims theretofore properly and timely made pursuant to this Section 2.5, (ii) for Defeasance Claims and (iii) as provided in Section 11.4 below. For any claims being made against the Post Closing Funds (so long as such claims are brought prior to (i) the one (1) year anniversary of the Closing Date with respect to all claims other than any claimed breach of an Entity Representation or any Defeasance Claim, (ii) the eighteen (18) month anniversary of the Closing Date with respect to all claims other than any Defeasance Claim and (iii) the Defeasance Payoff Date with respect to any Defeasance Claim), such claims are only payable if they are made in accordance with this Section 2.5 and exceed $100,000 in the aggregate, and in such event, the claims shall be payable from the first dollar of such claims. Notwithstanding the foregoing, in no event shall Sellers or Owners be liable for, under this Agreement or otherwise, on account of changes in statutory, regulatory or common law after the Closing, except to the extent of insurance recoveries available to Purchaser Indemnified Parties pursuant to Section 11.4. The term “Defeasance Payoff Date” shall mean the date that Sellers and Purchasers receive a notice from N 97 MD7 Master Defeasance A LLC (“Successor Borrower”), or other evidence reasonably satisfactory to Purchasers, advising that all of the Secured Obligations (as such term is defined in the Defeasance Documents) have been paid in full. For the purposes hereof, the Secured Obligations shall be deemed to be paid in full if Successor Borrower has (i) made the final interest and principal payment due under the Defeasance Documents and (ii) paid any and all other sums due and payable in connection with the Defeasance Documents.

4.              In accordance with Section 10.2 of the Agreement, Sellers hereby elect to adjourn the "Closing Date" to March 2, 2005, TIME BEING OF THE ESSENCE with respect to such Closing Date. Purchasers hereby consent to such adjournment. Notwithstanding anything to the contrary set forth in the Agreement, the parties hereby agree that the Closing will occur in accordance with the terms of that certain Closing Instruction Letter attached hereto as Exhibit B.

5.              Sellers hereby advise Purchasers that, despite using their best efforts, Sellers have been unable to either (i) locate an original copy of that certain lease dated as of December 29, 1989 (the “Merrill Lynch Lease”) by and between Landlord and Jersey Hudson Tenant, Inc. (predecessor-in-interest to Merrill Lynch, Pierce, Fenner and Smith) (“Merrill Lynch”) or (ii) have Merrill Lynch initial the first page of a conformed copy of the Merrill Lynch Lease. Purchasers hereby agree to accept a certificate signed by Hudson I attaching a true and correct copy of the Merrill Lynch Lease as full satisfaction of Sellers’ delivery requirements under the Agreement.

6.              In accordance with the terms of the Labor Letter, Sellers hereby notify Purchasers that Sellers have elected to deliver to Purchasers a Sellers’ CBA Indemnity (as defined in the Labor Letter).

7.              Sellers have advised Purchasers that the Merrill Extension will not be delivered to Purchasers until after the Defeasance has been completed in order to avoid having to obtain Current Lender’s approval of the Merrill Extension. Notwithstanding anything to the contrary set forth in Section 5.1(e) of the Agreement, Purchasers and Sellers hereby acknowledge that the Merrill Extension shall be released in accordance with the terms of that certain Escrow Agreement dated as of January 20, 2005 by and between 101 Hudson Leasing Associates, Sullivan & Cromwell LLP and Merrill Lynch, as amended by that certain First Amendment to Escrow Agreement dated as of February 18, 2005 (the agreement, as amended, is hereinafter referred to as the “Merrill Escrow Agreement”). Accordingly, Purchasers hereby waive the requirement that the delivery of the Merrill Extension prior to Closing be a condition precedent to Purchasers’ obligation to close so long as the Merrill Extension is delivered to Purchasers prior to Closing.

8.              Purchasers hereby agree to pay for all reasonable third party fees and expenses incurred by Sellers in connection with the preparation of audited financial statements for Owners and Sellers that comply with Regulation 210.3-14 (Instruction for Real Estate Operations to be Acquired) of Regulation S-X (the “3-14 Financial Statements”) by Sellers’ accountants, KPMG LLP (“KPMG”). Purchasers shall pay to Sellers any such fees and expenses within thirty (30) days of Sellers’ request for payment. Sellers’ request for payment shall be accompanied by statements or invoices evidencing the fees and expenses incurred in connection with the preparation of the 3-14 Financial Statements. Purchasers’ obligations under this Paragraph 8 shall expressly survive Closing. Sellers agree to use their commercially reasonable efforts to cause KPMG to deliver the 3-14 Financial Statements by March 15, 2005. Sellers hereby advise Purchasers that the estimated cost for the preparation of the 3-14 Financial Statements for fiscal year 2004 by KPMG is $20,000; provided, however, that such estimate shall not be binding in any respect on Sellers.

9.              Purchasers have requested that Sellers terminate the existing maintenance contract (the “Elevator Contract”) by and between 101 Hudson Leasing Associates and

Otis Elevator Company (“Otis”). Sellers hereby agree to cause Linpro-CP Hudson Street Limited Partnership to send out a termination letter as of the Closing Date terminating the Elevator Contract in the form attached hereto as Exhibit A. Purchasers agree to indemnify and hold Sellers, Linpro-CP Hudson Street Limited Partnership and Seller Indemnified Parties harmless from and against, and, agree to reimburse Sellers, Linpro-CP Hudson Street Limited Partnership and Seller Indemnified Parties with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and court costs) suffered or incurred by Sellers, Linpro-CP Hudson Street Limited Partnership or Seller Indemnified Parties relating directly or indirectly to the termination of the Elevator Contract.

10.           Notwithstanding anything to the contrary set forth in Section 11.1(c) of the Agreement, on or before March 31, 2005, Sellers shall prepare and file with the City of Jersey City for the fiscal year 2004 the Fox-Lance operating statement together with any other Fox-Lance filings that are due on or before March 31, 2005 for the fiscal year 2004. On or before March 21, 2005, Sellers shall provide Purchasers with copies of such statements in substantially the form to be filed with the City of Jersey City; provided that such statements and other filings shall not be subject to Purchasers’ approval thereof. On or before August 15, 2005, Sellers shall provide Purchasers with audit or accounting work papers, cash balances, income and expense statements and such other supporting information or statements for the period beginning January 1, 2005 and ending on the Closing Date as shall be reasonably required or reasonably necessary for Purchasers to prepare the Fox-Lance operating statement required to be filed for the fiscal year 2005; provided, however, that notwithstanding the foregoing, Sellers shall not be responsible  for any unusual or unforeseeable delays with respect to any information or documentation that is prepared by Owners’ outside auditor so long as such documents and/or information are delivered no later than sixty (60) days after the foregoing deadlines.

11.           Notwithstanding anything to the contrary set forth in Section 11.1(c) of the Agreement, (i) on or before June 30, 2005, Sellers shall provide to Purchasers copies of the combined audited financial statements of Owners and Owners’ federal and state tax returns for the fiscal year 2004, (ii) on or before August 15, 2005, Sellers shall provide to Purchasers copies of the combined audited financial statements of Owners and Owners’ federal and state tax returns for the period beginning January 1, 2005 and ending on the Closing Date and (iii) Sellers shall provide Purchasers with the original combined audited financial statements of Owners within ten (10) days following receipt thereof from Owners but in no event later than the foregoing deadlines; provided, however, that notwithstanding the foregoing, Sellers shall not be responsible  for any unusual or unforeseeable delays in review or approval of such financial statements by Owners’ outside auditor so long as such documents and/or information are delivered no later than sixty (60) days after the foregoing deadlines.

12.           With respect to the filing of the New Jersey partnership tax returns of Owners for fiscal year 2004 and Owners’ New Jersey tax liability for fiscal year 2004,

Sellers shall file such tax returns and pay any such tax due on or before April 15, 2005 and shall provide Purchasers with copies of such returns and evidence of payment of any taxes within ten (10) business days of filing such tax returns and paying such taxes. Sellers hereby advise Purchasers that Sellers’ good faith estimate of Owners’ New Jersey tax liability for fiscal year 2004 is Two Thousand Seven Hundred ($2,700) Dollars.

13.           Notwithstanding anything to the contrary set forth in Section 4.1(n) and 3.1(o) of the Agreement, the terms of Exhibit C attached hereto and made a part hereof shall govern Sellers’ and LCOR Asset Management Limited Partnership’s obligations with respect to the delivery to Purchasers of accounting and financial records.

14.           With respect to those Fox-Lance documents listed on Exhibit D attached hereto and made a part hereof, Hudson I hereby certifies to Purchasers that it has provided Purchasers with true, correct and complete copies of those documents listed on Exhibit D.

15.           Sellers agree to deliver to Purchasers prior to consummation of Closing a copy of the Omnibus Consent executed by Eric Eichler on behalf of Linpro-CP Hudson Street Limited Partnership and Hudson Street Owners SPE, II, Inc. Purchasers acknowledge receipt of a copy of a fully executed Omnibus Consent signed on behalf of Eric Eichler by Glenn Madere pursuant to that certain Special Power of Attorney dated January 14, 2005.

16.           The third sentence in Section 2.1(e) of the Agreement is hereby deleted in its entirety and the following sentence shall be inserted in its place and stead:

”Overlandlord is a duly formed and qualified Urban Renewal Entity in accordance with the requirements of NJSA 40:55C-44.1 and 40:55C-55.1.”

17.           Notwithstanding anything to the contrary set forth in the Agreement, Purchasers hereby waive the requirement that Sellers provide Purchasers with a copy of the certificate of formation of the Overlandlord.

18.           This Amendment may be signed in any number of counterparts, which counterparts shall be treated as originals for all purposes, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatory to the same counterpart. Signatures delivered by facsimile transmission shall constitute originals for all purposes of this Amendment.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Amendment on the day and year first above written.

PURCHASER I:

MC Hudson Holding L.L.C.,
a New Jersey limited liability company

By: Mack-Cali Realty, L.P.,

a Delaware limited partnership, its manager

By: Mack-Cali Realty Corporation,

a Maryland corporation, its general partner

By: /s/ Roger W. Thomas
Name: Roger W. Thomas
Title:	Executive Vice President &
General Counsel

PURCHASER II:

MC Hudson Realty L.L.C.,
a New Jersey limited liability company

By: Mack-Cali Realty, L.P.,

a Delaware limited partnership, its manager

By: Mack-Cali Realty Corporation,

a Maryland corporation, its general partner

By: /s/ Roger W. Thomas
Name: Roger W. Thomas
Title:	Executive Vice President &
General Counsel

SELLERS:	Hudson Street Owners Limited Partnership, I, a Delaware limited partnership

By:	/s/ Peter Gilpatric
Name:	Peter Gilpatric
Title:	Authorized Person

Hudson Street Owners Limited Partnership II, a Delaware limited partnership

By:	/s/ Peter Gilpatric
Name:	Peter Gilpatric
Title:	Authorized Person

Hudson Street Owners SPE, Inc.
a Delaware corporation

By:	/s/ Peter Gilpatric
Name:	Peter Gilpatric
Title:	Authorized Person

Hudson Street Owners SPE II, Inc.
a Delaware corporation

By:	/s/ Peter Gilpatric
Name:	Peter Gilpatric
Title:	Authorized Person

SIGNATURE PAGE FOR ESCROW AGENT

Escrow Agent hereby acknowledges that this Amendment modifies the Agreement (as such term is defined in Paragraph A of the first page of this Amendment).

ESCROW AGENT:

Commonwealth Land Title Insurance Company,

A Pennsylvania corporation

By: /s/ Mark S. Baillie

Name: Mark S. Baillie

Title: Vice President

Date of Execution: March 1, 2005